EXHIBIT 23.1
                                                                    ------------

                    BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.

                          Certified Public Accountants

                     200 Haddonfield Berlin Road, Suite 402

                        Gibbsboro, New Jersey 08026-1239

                                                             (856) 346-2828 Fax
(856) 346-2882


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Thomas Pharmaceuticals, Ltd.

750 Highway 34
Matawan, NJ 07747-04600

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our amended report dated June 11, 2007 as of December 31, 2006 and 2005 and for our report dated June 5, 2007 as of March 31, 2007 and 2006, relating to the financial statements of Thomas Pharmaceuticals, Ltd. which is contained in that Prospectus. Our reports contain an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Bagell, Josephs, Levine & Company, L.L.C.
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Bagell, Josephs, Levine & Company, L.L.C.

Gibbsboro, NJ 08026-1239

June 18, 2007